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                                                                   Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-70878 and 33-94350 of Watson Pharmaceuticals, Inc. on Form S-8 of our report dated February 7, 1995, on our audits of the consolidated financial statements and financial statement schedule of Circa Pharmaceuticals, Inc as of December 31, 1994, and for the years ended December 31, 1994 and 1993, appearing in this Annual Report of Form 10-K/A Amendment No. 1 of Watson Pharmaceuticals, Inc. for the year ended December 31, 1995.

                                        Coopers & Lybrand L.L.P

Melville, New York
January 10, 1997